UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/13/2008

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25739

MD	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6200 The Corners Parkway

Suite 500

Norcross, GA 30092-3365

(Address of principal executive offices, including zip code)

770-325-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Frank C. McDowell as Director

On June 13, 2008, the board of directors of Piedmont Office Realty Trust, Inc. (the “Registrant”) appointed Frank C. McDowell to serve as a director of the Registrant. Mr. McDowell is a veteran of the real estate industry, most recently having served as President, Chief Executive Officer and Director of BRE Properties, Inc. a self-administered equity REIT, which owns and operates income-producing properties, primarily apartments, in selected Western U.S. markets from 1995 until his retirement in 2004. From 1992 to 1995, Mr. McDowell was chairman and CEO of Cardinal Realty, the nation’s fifteenth largest apartment management company and the nineteenth largest owner of multifamily housing at the time. Before joining Cardinal Realty Services, Mr. McDowell had served as a senior executive and head of real estate at First Interstate Bank of Texas and Allied Bancshares, where he had responsibility for regional management, real estate lending and problem asset workout. Mr. McDowell holds a Master’s Degree in Business Administration from the University of Texas at Austin, where he also earned his undergraduate degree. Mr. McDowell is expected to serve on the Capital and Compensation Committees of the Board. Mr. McDowell’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-employee directors, as further described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: June 19, 2008	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President